Exhibit 10.1

FIRST AMENDMENT TO
MARKETING COORDINATION AND
ADMINISTRATIVE SERVICES AGREEMENT

THIS FIRST AMENDMENT TO MARKETING COORDINATION AND ADMINISTRATIVE SERVICES AGREEMENT (this “First Amendment”) dated this 1ST day of January 2006, by and among Allstate Financial Services, LLC, a Delaware limited liability company, (“AFS”), Allstate Insurance Company, an Illinois insurance company (“Allstate”), and Allstate Life Insurance Company, an Illinois insurance company (“ALIC”).

RECITALS

WHEREAS, AFS, Allstate and ALIC entered into a Marketing Coordination and Administrative Services Agreement, dated as of January 1, 2003, (the “Agreement”); and

WHEREAS, AFS, Allstate and ALIC desire to make certain amendments to the Agreement as more particularly described herein.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration and for the mutual covenants set forth below, the parties hereto, intending legally to be bound, hereby agree as follows:

1.               Effective January 1, 2006, Section 1 and Exhibit A of the Agreement are deleted in their entirety, and ALIC shall no longer pay the fees contemplated by such Section 1 nor shall AFS provide the services contemplated by Section 1.

2.               Unless expressly modified by this First Amendment, the terms and conditions of the Agreement and the Schedule remain unchanged and in full force and effect.

3.               This First Amendment shall be binding on the parties hereto, including their affiliates, successors and assigns.

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the day and year first set forth above.

Allstate Financial Services, LLC		Allstate Insurance Company

By:	/s/ STEVEN C. VERNEY	By:	/s/ SAMUEL H. PILCH
Name:	Steven C. Verney	Name:	Samuel H. Pilch
Title:	Assistant Treasurer	Title:	Group Vice President and Controller
Date:	5/8/06	Date:	May 3, 2006

Allstate Life Insurance Company

By:	/s/ SAMUEL H. PILCH
Name:	Samuel H. Pilch
Title:	Group Vice President and Controller
Date:	May 3, 2006

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